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                                                                     EXHIBIT 4.1

                              CERTIFICATE OF TRUST

                                       OF

                         APPALACHIAN BASIN ROYALTY TRUST

         THIS Certificate of Trust of Appalachian Basin Royalty Trust (the "Trust"), dated as of August 18, 1999, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

         1. Name. The name of the business trust formed hereby is Appalachian Basin Royalty Trust.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Bank One Delaware, Inc., Three Christina Center, 201 North Walnut Street, Wilmington, DE 19801.

         3. Effective Date. This Certificate of Trust shall be effective upon filing with the Secretary of the State of the State of Delaware.

         IN WITNESS WHEREOF, the undersigned, being the sole trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                 Bank One Delaware, Inc., as trustee


                                       By:      /s/ SANDRA L. CARUBA
                                                --------------------------------
                                                Name:    Sandra L. Caruba
                                                Title:   Vice President


                                                /s/ KERRY W. ECKSTEIN
                                                --------------------------------
                                                Kerry W. Eckstein, as trustee